EXHIBIT 31.1

Rule 13a-14(a)/15d-14(a) Certification

I, Matthew Drinkwater, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2022 of Bright Mountain Media, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 1, 2023	/s/ Matthew Drinkwater
Matthew Drinkwater,
Chief Executive Officer (Principal Executive Officer)